Exhibit 4.1

CHESAPEAKE ENERGY CORPORATION

as Issuer,

THE SUBSIDIARY GUARANTORS,

as Guarantors,

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

INDENTURE

DATED AS OF MAY [    ], 2008

[    ]% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2038

CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.08
	(b)	8.10
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	8.06
	(b)(1)	N.A.
	(b)(2)	8.06
	(c)	8.06; 12.02
	(d)	8.06
314	(a)	5.02; 5.03; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	8.01(b)
	(b)	8.05; 12.02
	(c)	8.01(a)
	(d)	8.01(c)
	(e)	7.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	7.05
	(a)(1)(B)	7.02; 7.04;
	(a)(2)	N.A.
	(b)	7.07
	(c)	N.A.
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.04

i

TIA SECTION		INDENTURE SECTION
318	(a)	12.01
318	(c)	12.01

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

v

SCHEDULE A – ADDITIONAL SHARES TABLE

SCHEDULE B – PROJECTED PAYMENT SCHEDULE

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of May [    ], 2008, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), the SUBSIDIARY GUARANTORS listed as signatories hereto and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s [    ]% Contingent Convertible Senior Notes due 2038:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquirer Common Stock” shall have the meaning set forth in the definition of “Public Acquirer Change in Control”.

“Acquisition Value” of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with a Public Acquirer Change in Control, (i) for any cash, 100% of the face amount of such cash; (ii) for any Acquirer Common Stock, 100% of the Closing Sale Price of such Acquirer Common Stock on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

“Additional Securities” means [    ]% Contingent Convertible Senior Notes due 2038 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.06, 2.07, 2.09, 3.06, 3.12 or 9.02(d) of this Indenture).

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by petroleum engineers (which may include the Company’s internal engineers) in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected as a long-term liability in the Company’s latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Net Assets of a Subsidiary Guarantor” at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Applicable Conversion Rate” means, for each $1,000 principal amount of Securities to be converted (i) if the Applicable Stock Price for such Securities is less than or equal to the Base Conversion Price, the Base Conversion Rate and (ii) if the Applicable Stock Price for such Securities is greater than the Base Conversion Price, a number determined in accordance with the following formula:

Base Conversion Rate +	[	(Applicable Stock Price-Base Conversion Price) x Incremental Share Factor	]
Applicable Stock Price

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depository for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Applicable Stock Price” means, for any Securities to be converted, the average of the Closing Sale Prices of the Common Stock over the applicable Cash Settlement Averaging Period.

“Base Conversion Price” means, in respect of each $1,000 principal amount of Securities, $[            ], subject to adjustments set forth in Section 9.05 hereof.

“Base Conversion Rate” means, in respect of each $1,000 principal amount of Securities, a number of shares of Common Stock (initially approximately [            ]) determined by dividing $1,000 by the Base Conversion Price, subject to adjustments set forth in Section 9.05 hereof.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or the managing partner(s) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading and which is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Closing Sale Price” on any date of common stock means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the applicable common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the NASDAQ Global Market or NASDAQ Global Select Market or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price of the relevant common stock will be an amount determined in good faith by the Company’s Board of Directors to be the fair value of the relevant common stock. The Closing Sale Price of any Acquirer Common Stock shall be determined in the same manner.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.

“Company” means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Company’s existing credit facility) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Hedge Obligations” means, at any time as to the Company and its Subsidiaries, the obligations of any such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s or any of its Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5,000,000.

“Disqualified Stock” means any Capital Stock of the Company or any Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Fundamental Change” means any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan, relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company (for the purposes of this definition, such other Person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person or group is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation); (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66  2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Common Stock ceases to be listed on a national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Global Select Market or another over-the-counter market in the United States; provided, however, that a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation, if (i) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock (or depositary receipts or shares in respect thereof) of a United States company traded on a national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Global Select Market (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) as a result of such merger or consolidation the Securities are convertible into cash and, if applicable, the consideration received by holders of Common Stock.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Guarantee” means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Eleven hereof.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Incremental Share Factor” means [            ], subject to adjustments set forth in Section 9.05 hereof.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Rate Hedging Agreements, Oil and Gas Hedging Contracts and Currency Hedge Obligations, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of such Person’s Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Subsidiaries; provided that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Rate Hedging Agreements” means, with respect to the Company and its Subsidiaries, the obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

“Investment” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means May [    ], 2008.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Market Value” means the average Closing Sale Price of the Common Stock for a five consecutive Trading-Day period ending immediately prior to the date of determination.

“Maturity Date” means December 15, 2038.

“Net Working Capital” means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness.

“NYSE” means the New York Stock Exchange, Inc.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either the Secretary, or an Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers’ Certificate given pursuant to Section 5.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Public Acquirer Change in Control” means any transaction described in clause (iii) of the definition of Fundamental Change where the acquirer, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock (or depositary shares or receipts in respect thereof) traded on a United States national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Global Select Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change. “Acquirer Common Stock” means, with respect to a Public Acquirer Change in Control, such acquirer’s or other entity’s class of common stock (or depositary shares or receipts in respect thereof) traded on a United States national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Global Select Market or which will be so traded or quoted when issued or exchanged in connection with such change in control.

“Quarter” shall mean any three month period ending March 31, June 30, September 30 or December 31 in any year.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Exchange Act.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Subsidiary Guarantor” means (i) each of the Subsidiaries who executes this Indenture as a Subsidiary Guarantor on the Issue Date; and (ii) each of the other Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Eleven of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03.

“Trading Day” means a day during which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the NASDAQ Global Market or NASDAQ Global Select Market or, if the Common Stock is not quoted on the NASDAQ Global Market or NASDAQ Global Select Market, on the principal other market on which the Common Stock is then traded and (ii) there is no Market Disruption Event.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include one or more of the Underwriters of the Securities, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, such one bid will be used and provided further that if the Trustee cannot reasonably obtain at least one such bid or in the reasonable judgment of the Company the bid quotations are not indicative of the secondary market value of the

Securities, then (a) for purposes of Article Four, the Trading Price of the Securities shall equal (i) the Applicable Conversion Rate of the Securities multiplied by (ii) the Closing Sale Price of the Common Stock on such determination date and (b) for purposes of Section 9.01, the Trading Price of the Securities shall be deemed to be less than 95% of the Applicable Conversion Rate of the Securities multiplied by the Closing Sale Price of the Common Stock on such determination date.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

SECTION 1.02. Other Definitions.

Other terms used in this Indenture are defined in the Appendix or in the Section indicated below:

Term	Defined in Section
“Additional Shares”	9.05
“Appendix”	2.01
“Bankruptcy Law”	7.01
“Cash Settlement Averaging Period”	9.14
“Certificated Common Stock”	9.04
“Company Fundamental Change Repurchase Notice”	3.09
“Company Repurchase Notice”	3.08
“Contingent Interest”	4.01
“Contingent Payment Regulations”	5.09
“Conversion Agent”	2.03
“Conversion Date”	9.02

Term	Defined in Section
“Custodian”	7.01
“Daily Conversion Value”	9.14
“Daily Settlement Amount”	9.14
“Distribution Threshold Amount”	9.05
“Effective Date”	9.05
“Event of Default”	7.01
“Ex-Dividend Date”	9.01
“Fundamental Change Repurchase Date”	3.09
“Fundamental Change Repurchase Notice”	3.09
“Fundamental Change Repurchase Price”	3.09
“Funding Guarantor”	11.06
“Guarantee”	11.01
“Legal Holiday”	12.07
“Merger Event”	9.11
“Non-Stock Change in Control”	9.05
“Paying Agent”	2.03
“Payment Default”	7.01
“Reference Property”	9.11
“Registrar”	2.03
“Repurchase Date”	3.08
“Repurchase Notice”	3.08
“Repurchase Price”	3.08
“Securities”	Appendix
“Settlement Amount”	9.14
“Share Price”	9.05
“Underwriters”	Appendix
“Valuation Period”	9.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(6) provisions apply to successive events and transactions; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and to the Trustee). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $[            ] of Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights with respect to the Company as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for redemption, repurchase or payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent. The term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any wholly owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, Conversion Agent, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York time, on each due date of principal and interest on any Security,

the Company shall deposit with the Paying Agent a sum of money sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation in its customary manner and upon request shall deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. Any Securities purchased by the Company may, to the extent permitted by law, be reissued or resold or may, at its option, be surrendered to the Trustee for cancelation. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are (a) fungible with the Securities initially issued hereunder for U.S. tax purposes or (b) issued under a different CUSIP number from that of the Securities initially issued hereunder.

ARTICLE THREE

REDEMPTION AND REPURCHASES

SECTION 3.01. Notice to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents to a shorter period in writing), an Officers’ Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

SECTION 3.02. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or, if the Securities are listed on any securities exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange; provided, however, that no Securities with a principal amount of $1,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, the Base Conversion Rate, the Applicable Conversion Rate estimated as of a recent date and, to the extent known at the time of such notice, the amount of accrued but unpaid interest payable with respect to each $1,000 principal amount of the Securities on the redemption date;

(3) the name and address of the Paying Agent and Conversion Agent;

(4) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;

(5) that Holders who want to convert Securities must satisfy the requirements set forth in the Securities and this Indenture;

(6) the aggregate principal amount of Securities being redeemed;

(7) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price, together with accrued but unpaid interest thereon;

(8) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption prices in respect of the Securities upon surrender to the Paying Agent of the Securities;

(9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancelation of the Security or Securities being redeemed; and

(10) the CUSIP number of the Securities.

(b) At the Company’s written request, the Trustee shall give the notice of redemption required in Section 3.03(a) in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless the Trustee consents to a shorter notice period in writing), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price, together with accrued but unpaid interest thereon, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest up to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) funds available on the redemption date sufficient to pay the redemption price of, and accrued and unpaid interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight.

If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption. On or after December 15, 2018, the Company, at its option, may redeem the Securities in whole at any time or in part from time to time, in any integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued but unpaid interest thereon, up to but not including the redemption date; provided that if the redemption date is between the close of business on a record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. Repurchase of Securities at Option of the Holder on Specified Dates. (a) At the option of the Holder, the Company shall repurchase on December 15, 2018, 2023, 2028 and 2033 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest thereon, up to but not including the Repurchase Date; provided that if the redemption date is between the close of business on a record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

(b) Company Repurchase Notice. The Company shall give written notice of the Repurchase Date to the Holders and the Trustee (the “Company Repurchase Notice”). The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Repurchase Date. Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Date;

(ii) the Repurchase Price, the Base Rate, the Applicable Conversion Rate estimated as of a recent date and, to the extent known at the time of such notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Securities on the Repurchase Date;

(iii) the name and address of the Paying Agent and the Conversion Agent;

(iv) that the Paying Agent must receive the Holder’s Repurchase Notice on or before the close of business on the third Business Day prior to the Repurchase Date;

(v) that Securities as to which a Repurchase Notice has been given may be converted only if (x) the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may otherwise be converted pursuant to Article Nine of this Indenture;

(vi) that Securities must be surrendered to the Paying Agent at the address specified in such notice to collect payment of the Repurchase Price and accrued but unpaid interest;

(vii) that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn, together with accrued but unpaid interest payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause 3.08(b)(vi);

(viii) the procedures the Holder must follow under this Section 3.08;

(ix) the conversion rights of the Securities;

(x) that, unless the Company defaults in making payment of such Repurchase Price, interest on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;

(xi) the CUSIP number of the Securities; and

(xii) the procedures for withdrawing a Repurchase Notice (as specified in Section 3.10).

At the Company’s written request, which shall be made at least three Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.08, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

(c) Securities shall be repurchased pursuant to this Section 3.08 at the option of the Holder thereof upon:

(i) delivery to the Paying Agent by the Holder of a duly completed written notice in the form set forth on the reverse of the Security (a “Repurchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Repurchase Date and on or before the close of business on the third Business Day prior to the Repurchase Date (subject to extension to comply with applicable law) stating:

(A) the relevant Repurchase Date;

(B) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be repurchased;

(C) the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

(D) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and

(ii) delivery or book-entry transfer of such Security to the Paying Agent simultaneously with or at any time after delivery of the Repurchase Notice

(together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest; provided that the Repurchase Price, together with accrued but unpaid interest thereon, shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depository.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest thereon, to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

SECTION 3.09. Repurchase of Securities at Option of the Holder Upon a Fundamental Change. (a) If at any time that Securities remain outstanding there shall have occurred a Fundamental Change, Securities shall be repurchased by the Company, at the option of the Holder thereof, at a price in cash (the “Fundamental Change Repurchase Price”) equal to 100% of the aggregate principal amount of such Securities plus accrued but unpaid interest thereon, up to but not including the date (the “Fundamental Change Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company Fundamental Change Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c); provided that if the Fundamental Change Repurchase Date is between the close of business on a record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

(b) Company Fundamental Change Repurchase Notice. In connection with any repurchase of Securities pursuant to this Section 3.09, the Company shall give written notice of the occurrence of a Fundamental Change, the repurchase right arising as a result thereof and the Fundamental Change Repurchase Date to the Holders and the Trustee (the “Company Fundamental Change Repurchase Notice”). The Company Fundamental Change Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 30 days after the occurrence of a Fundamental Change. Each Company Fundamental Change Repurchase Notice shall include a form of Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

(i) the Fundamental Change Repurchase Date;

(ii) the Fundamental Change Repurchase Price, the Base Conversion Rate, the Applicable Conversion Rate estimated as of a recent date and, to the extent known at the time of such notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Securities on the Fundamental Change Repurchase Date;

(iii) the name and address of the Paying Agent and the Conversion Agent;

(iv) that the Company must receive the Holder’s Fundamental Change Repurchase Notice on or before the close of business on the third Business Day prior to the Fundamental Change Repurchase Date;

(v) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted only if (x) the applicable Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may otherwise be converted pursuant to Article Nine of this Indenture;

(vi) that Securities must be surrendered to the Paying Agent at the address specified in such notice to collect payment of the Fundamental Change Repurchase Price and accrued but unpaid interest;

(vii) that the Fundamental Change Repurchase Price for any Securities as to which a Fundamental Change Repurchase Notice has been given and not withdrawn, together with any accrued but unpaid interest payable with respect thereto, shall be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Securities as described in clause 3.09(b)(vi);

(viii) the procedures the Holder must follow under this Section 3.09;

(ix) the conversion rights of the Securities;

(x) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest on Securities covered by any Fundamental Change Repurchase Notice will cease to accrue on and after the Fundamental Change Repurchase Date;

(xi) the CUSIP number of the Securities; and

(xii) the procedures for withdrawing a Fundamental Change Repurchase Notice (as specified in Section 3.10).

At the Company’s written request, which shall be made at least three Business Days prior to the date by which the Company Fundamental Change Repurchase Notice is to be given to the Holders in accordance with this Section 3.09, and at the Company’s expense, the Trustee shall give the Company Fundamental Change Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Fundamental Change Repurchase Notice shall be prepared by the Company.

(c) Securities shall be repurchased pursuant to this Section 3.09 at the option of the Holder upon:

(i) delivery to the Paying Agent by a Holder of a duly completed written notice in the form set forth on the reverse of the Security (a “Fundamental Change Repurchase Notice”) at any time on or before the close of business on the third Business Day prior to the Fundamental Change Repurchase Date (subject to extension to comply with applicable law) stating:

(A) the relevant Fundamental Change Repurchase Date;

(B) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be repurchased;

(C) the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(D) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(ii) delivery or book-entry transfer of the Securities to the Paying Agent simultaneously with or at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor, together with accrued but unpaid interest; provided that such Fundamental Change Repurchase Price, together with accrued but unpaid interest, shall be so paid pursuant to this Section 3.09 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental

Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depository.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery to the Paying Agent of the Fundamental Change Repurchase Price, together with accrued but unpaid interest thereon, to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.09.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by Section 3.09(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.09 shall be satisfied if a third party makes an offer to repurchase outstanding Securities after a Fundamental Change in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

SECTION 3.10. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of a Repurchase Notice or Fundamental Change Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Repurchase Price, together with accrued but unpaid interest thereon, up to but not including the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Security;

provided that if the Fundamental Change Repurchase Date is between the close of business on a record date and the opening of business on the related interest payment date, accrued and unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Such Repurchase Price or Fundamental Change Repurchase Price, together with accrued but unpaid interest thereon, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(c) or Section 3.09(c), as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article Nine hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

(i) if the Security with respect to which such notice of withdrawal is certificated, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 3.08 if an Event of Default (other than a default in the payment of the Repurchase Price) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Securities the required Repurchase Notice and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.11. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York time, on the Business Day immediately following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, together with accrued but unpaid interest thereon, up to but not including the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

SECTION 3.12. Securities Repurchased in Part. Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

SECTION 3.13. Covenant to Comply with Securities Laws upon Repurchase of Securities. When complying with the provisions of Sections 3.08 or 3.09 hereof (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

SECTION 3.14. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, together with accrued but unpaid interest thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 8.01(f)).

SECTION 3.15. Sinking Fund. There shall be no sinking fund provided for the Securities.

ARTICLE FOUR

CONTINGENT INTEREST

SECTION 4.01. Contingent Interest. Beginning with the six-month interest period ending June 14, 2019, the Company will pay contingent interest (“Contingent Interest”) to the Holders of Securities for any six-month interest period from and including an interest payment date to but excluding the next interest payment date, if the average Trading Price of the Securities for each of the five Trading Days ending on the third day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Securities. For any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.50% per annum of the average Trading Price for $1,000 principal amount of Securities during the five Trading-Day measuring period ending on the third day immediately preceding the first day of applicable six-month interest period used to determine whether Contingent Interest must be paid.

The Trustee’s sole responsibility pursuant to this Section 4.01 hereof shall be to obtain the Trading Price of the Securities for each of the five Trading Days immediately preceding the first day of each applicable six-month interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 4.03 and to the Trustee setting forth the amount of Contingent Interest per $1,000 principal amount of Securities. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

SECTION 4.02. Payment of Contingent Interest. Contingent Interest for any six-month interest period shall be paid on the applicable interest payment date to the Person in whose name any Security is registered on the corresponding record date. Contingent Interest due under this Article Four shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

SECTION 4.03. Contingent Interest Notification. By the first Business Day of a six-month interest period for which Contingent Interest will be paid, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a similarly broad public medium that is customary for such press releases stating that Contingent Interest will be paid on the Securities and identifying such six-month interest period as the six-month interest period for which such Contingent Interest will be paid.

ARTICLE FIVE

COVENANTS

SECTION 5.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay the amount then due with respect to the Securities. All references to interest in this Indenture shall for all purposes be deemed to include any contingent interest.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 5.02. SEC Reports. (a) The Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee and Holders, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a).

(b) The Company may request the Trustee on behalf of the Company at the Company’s expense to mail the foregoing to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

(c) Delivery of such reports, documents and information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.03. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate, stating that a review of the activities of the Company and the

Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officers’ knowledge, after reasonable inquiry, no event has occurred and remains in existence by reason of which payments on account of any amount (or delivery of shares of Common Stock (or other property)) with respect to the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto. Such Officers’ Certificate shall comply with TIA Section 314(a)(4). The Company hereby represents that, as of the Issue Date, its fiscal year ends December 31, and hereby covenants that it shall notify the Trustee at least 30 days in advance of any change in its fiscal year.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.02 shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 5.07 of this Indenture (to the extent such provision relates to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof. Where such financial statements are not accompanied by such a written statement, the Company shall furnish the Trustee with an Officers’ Certificate stating that any such written statement would be contrary to the then current recommendations of the American Institute of Certified Public Accountants.

(c) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

SECTION 5.04. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer, exchange, presentation for payment, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Subject to Section 2.03, the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 5.05. Corporate Existence. Except as permitted by Article Six hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary and all rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.06. Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of any amount on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.07. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 5.08. Maintenance of Properties and Insurance. (a) The Company shall cause all properties used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

(b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 5.09. Tax Treatment of Securities and Right to Set Off. The Company and the Holders, by purchasing a beneficial ownership interest in the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Section 1.1275-4 of the Treasury regulations promulgated by the Department of Treasury pursuant to the Internal Revenue Code of 1986, amended (the “Contingent Payment Regulations”), (ii) each Holder shall be bound by the Company’s application of the Contingent Payment Regulations to the Securities, including the Company’s determination that the rate at which interest will be deemed to accrue on the Securities for U.S. federal income tax purposes, will be [    ]% compounded semiannually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with no contingent payments, but with terms and conditions otherwise comparable to the Securities (the “comparable yield”), (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in the Contingent Payment Regulations, to determine its interest accruals and adjustments as provided in the Contingent Payment Regulations, (iv) for purposes of the Contingent Payment Regulations, to treat cash and the fair market value of any Common Stock (or other property) received upon any conversion of the Securities as a contingent payment, and (v) the Company and each Holder will not take any position on a tax return inconsistent with clauses (i), (ii), (iii) or (iv) of this Section 5.09, unless required by applicable law.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for U.S. federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amount payable on the Securities. A Holder may obtain the issue date, comparable yield and projected payment schedule (which schedule is attached as Schedule B) by submitting a written request for such information to Chesapeake Energy Corporation, Investor Relations, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.

On conversion of the Securities, that portion of accrued interest including accrued Contingent Interest with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and any shares of Common Stock (or other property) received in exchange for the Securities being converted pursuant to the provisions hereof, and cash and the fair market value of any shares of Common Stock (or other property) received shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the conversion date and accrued and unpaid Contingent Interest, and the balance, if any, shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof.

Notwithstanding any provision herein to the contrary, the Company, the Trustee or any third-party withholding agent may set off any U.S. withholding tax that the Company, the Trustee or such third-party withholding agent is required to collect with respect to any deemed distribution resulting from certain adjustments, or failure to make adjustments, to the Conversion Rate pursuant to Section 9.05 against cash payments of interest or from cash or shares of Common Stock deliverable to a Holder upon conversion, redemption or repurchase of any Securities.

ARTICLE SIX

SUCCESSOR CORPORATION

SECTION 6.01. When Company May Merge, etc. The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof (a “Successor”), and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture; provided that unless the Successor is a corporation, a corporate co-issuer of the Securities shall be added hereto by the execution and delivery of a supplemental indenture by such co-issuer; and

(2) immediately before and after giving effect to such transaction no Default or Event of Default exists.

In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 6.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 6.02. Successor Corporation Substituted. Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 6.01, the Trustee shall be notified by the Company and the Successor, and the Successor formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

ARTICLE SEVEN

DEFAULTS AND REMEDIES

SECTION 7.01. Events of Default. An “Event of Default” occurs upon:

(1) default by the Company or any Subsidiary Guarantor in the payment of principal of, or premium, if any, on the Securities when due and payable at maturity, upon acceleration or otherwise (including the failure to make cash payments due upon conversion or a payment to repurchase Securities tendered pursuant to a Repurchase Notice or Fundamental Change Repurchase Notice);

(2) failure on the part of the Company to deliver within the time period required by this Indenture shares of Common Stock or any cash in lieu of fractional shares, as the case may be, or any other property other than cash, upon conversion of the Securities and continuance of such failure for five days;

(3) default by the Company or any Subsidiary Guarantor in the payment of any interest on the Securities when due and payable and continuance of such default for 30 days;

(4) default on any other Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $50,000,000 or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50,000,000 or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(5) default in the performance, or breach of, the covenant set forth in Article Six, or in the performance, or breach of, any other covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding Securities; provided, however, that the Company shall have 90 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with its obligations under Section 5.02 so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(6) the entry by a court of one or more judgments or orders for the payment of money against the Company or any Significant Subsidiary in an aggregate amount in excess of $50,000,000 (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7) a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with Section 11.04) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

(8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing that it generally is unable to pay its debts as the same become due; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief (with respect to the petition commencing such case) against the Company or any Significant Subsidiary in an involuntary case or proceeding,

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

(C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (8) or (9)) under Section 7.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Securities may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses (8) or (9) of Section 7.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority of the principal amount of the outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of, and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clauses (8) or (9) of Section 7.01 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall automatically assume the duties of Paying Agent.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.04. Waiver of Past Defaults. Subject to Sections 7.07 and 10.02, the Holders of at least a majority of the principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Securities, including a payment of any redemption price, Repurchase Price or Fundamental Change Repurchase Price, a Default or Event of Default in respect of a provision of this Indenture that cannot be amended without the consent of each Holder affected thereby, or a Default or Event of Default that constitutes a failure to convert any Security in accordance with the terms hereof.

SECTION 7.05. Control by Majority. The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 7.06. Limitation on Remedies. No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, to appoint a receiver or trustee or to pursue any remedy under this Indenture, unless:

(1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

(2) the Holders of not less than 25% of the principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

(3) such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Securities.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 7.07. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the respective due dates therefor (including, in the case of redemption or repurchase, on the redemption date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be), to convert the Securities in accordance with Article Nine and to institute suit for the enforcement of any such payment or right to convert, and such right may not be impaired without the consent of such Holder.

SECTION 7.08. Collection Suit by Trustee. If an Event of Default in payment of any amount or shares of Common Stock (or other property) specified in Section 7.01(1), 7.01(2) or 7.01(3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount due with respect to the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 7.09. Trustee May File Proofs of Claim. (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10. Priorities. If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 8.07;

Second: to Holders for all amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE EIGHT

TRUSTEE

SECTION 8.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05, and the Trustee shall be entitled from time to time to request such a direction.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02. Rights of Trustee. Subject to Section 8.01:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.

(f) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 12.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 8.06. Reports by Trustee to Holders. Within 60 days after each April 1, beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such April 1 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 8.07. Compensation and Indemnity. The Company and the Subsidiary Guarantors jointly and severally agree to pay the Trustee from time to time such compensation for its services as shall be agreed upon from time to time in writing among the Company, the Subsidiary Guarantors and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability (including fees and expenses incurred by the Trustee pursuant to the penultimate paragraph of Section 8.08) not due to its negligence or willful misconduct. The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability, claim, damage or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar, Paying Agent and/or Conversion Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 8.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Subsidiary Guarantors of any claim of which a Trust Officer has received written notice for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure and the Company did not otherwise receive notice of any such claim, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

Neither the Company nor the Subsidiary Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability determined to have been caused by the Trustee through the Trustee’s own negligence or willful misconduct. To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on any particular Securities, including any payment of the redemption price, Repurchase Price or Fundamental Change Repurchase Price. The Trustee’s right to receive payment of any amounts due under this Section 8.07 shall not be subordinate to any other liability or Indebtedness of the Company.

When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 7.01(8) or 7.01(9), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The benefits of this section shall survive termination of this Indenture and resignation or removal of the Trustee.

SECTION 8.08. Replacement of Trustee. The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that and upon payment of its charges hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION 8.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee; provided that such corporation or national association shall be otherwise eligible and qualified under this Article and shall notify the Company of its successor hereunder.

SECTION 8.10. Eligibility Disqualification. This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE NINE

CONVERSION OF THE SECURITIES

SECTION 9.01. Conversion Privilege. (a) Subject to the provisions of this Article Nine, the Securities will be convertible into cash, and, if applicable, Common Stock or other property as provided herein, only in the circumstances described below in clauses (i)-(iv), and prior to the close of business on the Maturity Date, unless such Securities have been previously redeemed or repurchased. A Holder’s right to convert a Security called for redemption or delivered for repurchase will terminate at the close of business on the Business Day immediately preceding the redemption date or repurchase date for the Security, unless the Company defaults in making the payment due upon redemption or repurchase. In addition, if a Holder has exercised its right to require the Company to repurchase Securities, such Holder may convert its Securities only if it withdraws its notice and converts its Securities before the close of business on the Business Day immediately preceding such repurchase date. Subject to the foregoing, the Securities are convertible if any of the following conditions is satisfied:

(i) Conversion Upon Satisfaction of Common Stock Price Condition. (A) Prior to December 15, 2036, during any Quarter commencing after the Issue Date, and only during such Quarter, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading-Day period, of any event requiring adjustment of the Base Conversion Price under this Indenture) is more than 125% of the Base Conversion Price on such 30th Trading Day;

(B) on or after December 15, 2036, at all times on or after any date thereafter;

(ii) Conversion Upon Satisfaction of Trading Price Condition. During the five consecutive Business-Day period after any five consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 9.01(c), for each Trading Day of such five Trading-Day period was less than 95% of the product of the average of the Closing Sale Prices of the Common Stock for such five Trading-Day period and the Applicable Conversion Rate; provided that, for purposes of this Section 9.01(a)(ii), the Applicable Stock Price shall be equal to the Closing Sale Price on such day;

(iii) Conversion Upon Notice of Redemption. Such Security has been called for redemption by the Company pursuant to Section 3.07 and the redemption has not yet occurred, so long as the Holder surrenders such Security for conversion (or if the Security is held in book-entry form, complete and deliver to the Depository appropriate instructions in accordance with the Applicable Procedures) prior to the close of business on the date that is one Business Day prior to the applicable Redemption Date (provided, that if the Company shall default in paying the Redemption Price when due, the conversion right shall continue until such time as such default is cured and such Security is redeemed), whether or not the Security is otherwise convertible at such time;

(iv) Conversion Upon Specified Corporate Transactions. (A) a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock at a price less than the average Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution was first publicly announced; or

(B) a distribution to all or substantially all holders of Common Stock of cash or other assets, evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date such distribution was first publicly announced;

provided that any Holder of a Security shall have no right to convert any Security pursuant to this Section 9.01(a)(iv) if such Holder otherwise participates in the distribution described in this Section 9.01(a)(iv) on an as-converted basis solely into Common Stock at the Applicable Conversion Rate without conversion of such Holder’s Securities; or

(C) if the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Common Stock is subject to conversion into (or holders of Common Stock are entitled to receive) cash, securities or other property, from and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction. The Company shall give notice to all Holders and the Trustee prior to the anticipated effective date of such transaction.

In the case of the foregoing Sections 9.01(a)(iv)(A) and 9.01(a)(iv)(B), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities no later than 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. The “Ex-Dividend Date” for any such issuance or distribution means the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to the buyer of the Common Stock.

(b) For each Quarter of the Company commencing prior to December 15, 2036, the Conversion Agent, on behalf of the Company, shall determine, on the first Business Day following the last Trading Day of the immediately preceding Quarter, whether the Securities are convertible pursuant to clause (i) of Section 9.01(a), and, if so, shall notify the Trustee and the Company in writing. If the conditions set forth in clause (i) of Section 9.01(a) have been met, the Company shall so notify the Holders.

(c) The Trustee shall have no obligation to determine the Trading Price of the Securities pursuant to clause (ii) of Section 9.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities is reasonably likely to be less than 95% of the product of the Closing Sale Price and the Applicable Conversion Rate then in effect per $1,000 principal amount of Securities. If a Holder provides such evidence or if the Company otherwise elects to require such determination, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate. The Trustee shall promptly notify the Company of its determination on each such day. If the condition set forth in clause (ii) of Section 9.01(a) has been met, the Company shall so notify the Holders.

(d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has tendered its Securities for conversion and, if applicable, has received shares of Common Stock as provided herein.

SECTION 9.02. Conversion Procedure. (a) To convert a Security, a Holder must (i) if the Security is held in book-entry form, complete and deliver to the Depository appropriate instructions pursuant to the Applicable Procedures or (ii) if the Security is in definitive form, (A) complete and manually sign the irrevocable conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (B) surrender the Security to the Conversion Agent and (C) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and pay any transfer or other tax, if required by Section 9.03. The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence, if all such requirements shall have been satisfied by 11:00 a.m., New York time, on such day, and in all other cases, the Conversion Date shall be the next succeeding Business Day.

(b) The Person in whose name the Security is registered shall be deemed to be a holder of Common Stock of record on the Conversion Date; provided that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Applicable Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

(c) No payment or adjustment shall be made for accrued but unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security. The Company shall not adjust the Base Conversion Price to account for the accrued but unpaid interest. Notwithstanding the foregoing, if Securities are converted after the close of business on a regular record date and prior to the opening of business on the next interest payment date, including the Maturity Date, Holders of such Securities at the close of business on such regular record date shall receive the accrued but unpaid interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of payment to the Conversion Agent in an amount equal to the accrued but unpaid interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided that no such payment shall be required if such Security has been called for redemption on a redemption date within the period between the close of business on such record date and the opening of business on such interest payment date, or if such Security is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest payable on the interest payment date, the Conversion Agent shall promptly repay such funds to the Holder.

(d) A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of an order from the Company, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 9.03. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein due on the issue of shares of Common Stock upon such conversion; provided that the Holder shall pay any tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 9.04. Company to Provide Stock. The Company shall at all times reserve and keep available for issuance upon the conversion of the Securities such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Securities, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding Securities. All shares of Common Stock that may be issued upon conversion of the Securities shall be issued in global or fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Conversion Agent as soon as reasonably practicable after the relevant Conversion Date to the converting Holder.

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 9.05. Adjustment of Base Conversion Price, the Base Conversion Rate and the Incremental Share Factor. (a) The Base Conversion Price shall be subject to adjustment (and the Base Conversion Rate and Incremental Share Factor shall be adjusted on an inversely proportionate basis as provided in Section 9.05(d)) as follows:

(i) In case the Company shall at any time or from time to time (A) pay a dividend (or other distribution) payable in shares of Common Stock on any class of Capital Stock (which, for purposes of this Section 9.05 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire Capital Stock) of the Company (other than any issuance of shares of Common Stock in connection with the conversion of Securities); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its Capital Stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend or distribution subject to Section 9.05(a)(iii)) pursuant to a stockholder rights plan, “poison pill” or similar arrangement, then in each such case, the Base Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive cash and, if applicable, the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Securities been converted immediately prior to the occurrence of such event. For the purposes of calculating the Base Conversion Price adjustment pursuant to this Section 9.05(a)(i), Holders of a Security shall be treated as if they had the right to convert the Security solely into Common Stock at the then applicable Base Conversion Rate. An adjustment made pursuant to this Section 9.05(a)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) In case the Company shall at any time or from time to time issue to all holders of Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of Common Stock at a price per share less than the average of the Closing Sale Prices of Common Stock for the ten Trading Days immediately preceding the date such distribution was first publicly announced (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), then, and in each such case, the Base Conversion Price then in effect shall be adjusted by dividing the Base Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at such average of the Closing Sale Prices of the Common Stock over such ten Trading Days, provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of the Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the Applicable Conversion Rate. Such adjustments shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Base Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of

Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(iii) If the Company shall at any time make a distribution, by dividend or otherwise, to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (E) of paragraph (i) above and cash distributed upon a merger or consolidation to which Section 9.11 below applies) in an amount per share of Common Stock that, when combined with the per share amounts of all other all-cash distributions to all holders of shares of its Common Stock made within the 90-day period ending on the record date for the distribution giving rise to an adjustment pursuant to this Section 9.05(a)(iii), exceeds $0.08 per share of Common Stock (the “Distribution Threshold Amount”), then the Base Conversion Price will be adjusted by multiplying:

(1) the Base Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by

(2) a fraction, the numerator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date minus the amount of cash per share of Common Stock so distributed in excess of the Dividend Threshold Amount for which an adjustment has not otherwise been made pursuant to this Section 9.05(a)(iii) and the denominator of which will be the Market Value on the fourth trading day on the NYSE prior to such record date.

Subject to Section 9.06(b), such adjustment shall become effective immediately after the record date for the determination of holders of Common Stock entitled to receive the distribution giving rise to an adjustment pursuant to this Section 9.05(a)(iii). If an adjustment is required to be made under this Section 9.05 as a result of a cash dividend in any quarterly period that exceeds the Distribution Threshold Amount, the adjustment shall be based upon the amount by which the distribution exceeds the Distribution Threshold Amount. If an adjustment is otherwise required to be made under this Section 9.05, the adjustment shall be based upon the full amount of the distribution. The Distribution Threshold Amount is subject to adjustment under the same circumstances under which the Base Conversion Price is subject to adjustment pursuant to Section 9.05(a)(i) or Section 9.05(a)(ii).

(iv) If the Company shall at any time or from time to time: (A) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9.05 has been made and (2) the aggregate amount of any such all-cash distributions referred to in paragraph (iii) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments pursuant to this

Section 9.05 have been made, exceeds 15% of the Company’s market capitalization (defined as the product of the Market Value on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the expiration of such tender offer; or (B) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its Capital Stock other than Common Stock or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (i), (ii), (iii) above or clause (A) of this (iv)), then, and in each such case, the Base Conversion Price then in effect shall be adjusted by dividing the Base Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if Holders of the Securities are entitled to participate in such distribution on substantially the same terms as holders of the Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then Applicable Conversion Rate. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(v) If the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Base Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Section 9.05(a)(i) through Section 9.05(a)(iv), inclusive, or Section 9.11, then the Base Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holders of the Securities).

(b) (i) If a Holder elects to convert its Securities in connection with a specified corporate transaction pursuant to Section 9.01(a)(iv)(C) that occurs on or prior to December 15, 2018, and that constitutes a Fundamental Change (other than relating to the composition of our Board of Directors as described in clause (iv) of the definition of Fundamental Change in Section 1.01), and 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (A) cash (not including cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights), (B) other property or (C) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ Global Market or NASDAQ Global Select Market (a “Non-Stock Change in Control”), then the Applicable Conversion Rate will be increased (with respect only to Securities that are converted in connection with such transaction as set forth in Section 9.05(b)(vi) below) by a number of shares (the “Additional Shares”) determined in the manner set forth below.

(ii) The increase in the Applicable Conversion Rate shall be expressed as a number of Additional Shares per $1,000 principal amount of Securities and shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction constituting a Non-Stock Change in Control becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in such corporate transaction (the “Share Price”); provided that (x) if holders of the Common Stock receive only cash in such corporate transaction, the Share Price shall be the cash amount paid per share and (y) in all other cases, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of the Non-Stock Change in Control.

(iii) The exact Share Prices and Effective Dates may not be set forth in the table attached as Schedule A hereto, in which case:

(A) if the Share Price is between two Share Price amounts in the table attached as Schedule A hereto, or the Effective Date is between two dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Share Price amounts and/or the two dates, as applicable, based on a 365-day year;

(B) if the Share Price is in excess of $[            ] per share (subject to adjustment in the same manner as the Base Conversion Price as set forth in this Indenture), no increase in the Applicable Conversion Rate shall be made; and

(C) if the Share Price is less than $[            ] per share (subject to adjustment in the same manner as the Base Conversion Price as set forth in this Indenture), no increase in the Applicable Conversion Rate shall be made.

(iv) The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto shall be adjusted as of any date on which the Base Conversion Price of the Securities is adjusted pursuant to this Indenture. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, divided by a fraction, the numerator of which is the Base Conversion Price immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Base Conversion Price as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Base Conversion Rate as set forth in this Indenture.

(v) Notwithstanding the foregoing, in no event shall the Applicable Conversion Rate exceed [            ] per $1,000 principal amount of Securities (subject to adjustment in the same manner as the Base Conversion Rate as set forth in this Indenture).

(vi) For the avoidance of doubt, the adjustment provided for in this Section 9.05(b) shall be made only with respect to the Securities being converted in connection with such Fundamental Change and shall not be effective as to any Securities not so converted; provided, however, that after any adjustment of the Applicable Conversion Rate pursuant to this Section 9.05(b), the Applicable Conversion Rate shall be subject to further adjustments in the event that any of the events set forth in this Section 9.05 occur thereafter. A conversion will be deemed to be “in connection with” a Fundamental Change only if the conversion is effected from and after the effective date of the Fundamental Change until and including the date that is 30 days thereafter.

(c) Notwithstanding Section 9.05(b), in the case of a Non-Stock Change in Control constituting a Public Acquirer Change in Control, the Company may, in lieu of adjusting the Applicable Conversion Rate as set forth in Section 9.05(b), elect to adjust the related conversion obligation such that, from and after the Effective Date of such Public Acquirer Change in Control, the right to convert a Security will be changed into a right to convert a Security into cash and Acquirer Common Stock as provided below. The Company may make such election at any time prior to the twentieth day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, and if made, such election shall be irrevocable. In the event the Company makes such election, upon conversion the Company shall deliver cash and shares of Acquirer Common Stock, if any, in the same manner described in Section 9.14. If the Company makes such an election, on and following the Effective Date of such transaction:

(i) the Base Conversion Rate will be adjusted by multiplying (A) the Base Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change in Control, by (B) a fraction equal to the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change in Control (the “Valuation Period”) by dividing (i) the Acquisition Value of our Common Stock on each such Trading Day in the Valuation Period, by (ii) the Closing Sale Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period;

(ii) the Incremental Share Factor will be adjusted by proportionally adjusting the Incremental Share Factor immediately prior to such transaction on the same basis as the Base Conversion Rate; and

(iii) the Applicable Stock Price will be based on the Closing Sale Price of the Acquirer Common Stock.

(d) (i) Whenever the Base Conversion Price shall be adjusted in accordance with any provision of this Section 9.05 (other than clause (ii) of this Section 9.05(d)), the Base Conversion Rate shall be adjusted (unless it otherwise adjusted at such time pursuant to the provision giving rise to such adjustment of the Base Conversion Price) so as to be equal to the quotient obtained by dividing $1,000 by the Base Conversion Price as so adjusted.

(ii) Whenever the Base Conversion Rate shall be adjusted in accordance with Section 9.05(c), then the Base Conversion Price shall be adjusted so as to be equal to the quotient obtained by dividing $1,000 by the Base Conversion Rate as so adjusted.

(iii) Whenever the Base Conversion Rate shall be adjusted in accordance with this Section 9.05, the Incremental Share Factor shall be adjusted (unless it is so otherwise adjusted at such time pursuant to the provision giving rise to such adjustment of the Base Conversion Price) by multiplying the Incremental Share Factor prior to such adjustments by a fraction, the numerator or which is the Base Conversion Rate as so adjusted and the denominator or which is the Base Conversion Rate prior to adjustment.

(e) Notwithstanding the foregoing, in no event will the Base Conversion Price be less than $[            ], subject to adjustment under the same circumstances under which the Base Conversion Price is subject to adjustment pursuant to Section 9.05(a)(i), (ii), (iv) and (v).

SECTION 9.06. No Adjustment. (a) Notwithstanding anything herein to the contrary, no adjustment under Section 9.05 need be made to the Base Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Base Conversion Price (or the Base Conversion Rate or the Incremental Share Factor) then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion; provided, however, that with respect to adjustments to be made to the Base Conversion Price in connection with cash dividends paid by the Company, the Company shall make such adjustments, regardless of whether such aggregate adjustments amount to 1% or more of the Base Conversion Price, no later than December 15 of each calendar year.

(b) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Base Conversion Price (or the Base Conversion Rate or the Incremental Share Factor) then in effect shall be required by reason of the taking of such record.

(c) No adjustment need be made upon the issuance of Common Stock under any present or future employee benefits plan or program of the Company or in connection with an acquisition made by the Company.

(d) No adjustment need be made upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock (except as expressly set forth herein).

(e) No adjustment need be made to account for accrued but unpaid interest.

(f) No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

(g) To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 9.07. Equivalent Adjustments. If, as a result of an adjustment made pursuant to Section 9.05 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Base Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article Nine.

SECTION 9.08. Adjustment for Tax Purposes. The Company reserves the right to make such reductions in the Base Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Base Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Base Conversion Price.

SECTION 9.09. Notice of Adjustment. Upon any increase or decrease in the Base Conversion Price, the Base Conversion Rate and the Incremental Share Factor, then, and in each such case, the Company promptly shall deliver a notice of adjustment to each Holder of Securities and an Officers’ Certificate to the Trustee setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Base Conversion Price, Base Conversion Rate and Incremental Share Factor then in effect following such adjustment. The certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 9.10. Notice of Certain Transactions. In case:

(i) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Base Conversion Price pursuant to Section 9.05; or

(ii) the Company shall authorize the granting, generally, to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 9.11. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege. Upon (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of shares of Common Stock shall be entitled to receive cash, stock, securities or other property or assets with respect to or in exchange for such shares of Common Stock (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock), or (iii) any sale, lease, transfer or conveyance of all or substantially all of the assets of the Company and its subsidiaries substantially as an entirety to any other Person, or any statutory share exchange, as a result of which holders of Common Stock shall be entitled to receive cash, stock, securities or other property or assets (including any combination thereof) with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 10.01(6) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Nine. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors of the Company and practicable the provisions providing for the repurchase rights set forth in Article Three herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 9.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, shares of stock or other securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and shall promptly mail notice thereof to all Holders.

(b) Notwithstanding the provisions of Section 9.02, and subject to the provisions Section 9.05(c) in the case of a Public Acquirer Change in Control, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Securities will be changed to a right to convert such Security into cash (up to the aggregate principal amount thereof) and, if applicable, the kind and amount of shares of stock, securities or other property or assets (including any combination thereof) that a holder of a number of shares of Common Stock immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) based on the Daily Conversion Values of the Reference Property and (ii) the related conversion obligation of the Company shall be settled at the times and otherwise as set forth under clause (c) below. In the event holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such Merger Event, the type and amount of consideration that Holders of Securities would have been entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by holders of shares of Common Stock that affirmatively make an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into cash and shares of Common Stock, as set forth in Section 9.01 prior to the effective date of such Merger Event.

(c) If the Securities shall be convertible into Reference Property as set forth above, the related conversion obligation of the Company, with respect to each $1,000 principal amount of Securities tendered for conversion after the effective time of any such Merger Event, shall be settled in cash and, if applicable, units of Reference Property in the manner contemplated in Section 9.14; provided that for purposes of determining the conversion consideration, amounts shall be based on the per unit average value of the Reference Property during the applicable period, such per unit value shall be (i) for any shares of common stock that are included in the Reference Property, the value using the procedures set forth in the definition of “Closing Sale Price”; (ii) for any other property (other than cash) included in the Reference Property, the value as determined in good faith by two independent nationally recognized investment banks as of the effective date of the Merger Event and (iii) for any cash, the face amount of such cash.

(d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holders of Securities, at its last address appearing on the list of names and addresses of Holders provided for in Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(e) The above provisions of this Section shall similarly apply to successive Merger Events.

SECTION 9.12. Trustee’s Disclaimer. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Base Conversion Price, Base Conversion Rate or Incremental Share Factor or to determine the Base Conversion Price, Base Conversion Rate or Incremental Share Factor or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, as set forth herein or in any supplemental indenture. Neither the

Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or to monitor the price of the Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

SECTION 9.13. Voluntary Reduction. The Company from time to time may reduce the Base Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors of the Company determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Base Conversion Price be less than the par value of a share of Common Stock. Any such determination by the Board of Directors of the Company shall be conclusive.

SECTION 9.14. Payment Upon Conversion. (a) In the event that the Company receives a Holder’s conversion notice, for each $1,000 aggregate principal amount of Securities surrendered for conversion, the Company shall be required to pay to such Holder the aggregate of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period (the “Settlement Amount”).

(b) The following terms shall have the following meanings:

(i) “Daily Settlement Amount” for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period shall consist of:

(A) cash equal to the lesser of $50 and the Daily Conversion Value; and

(B) to the extent the Daily Conversion Value exceeds $50, a number of shares equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Closing Sale Price of Common Stock for such day.

(ii) “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (A) the Applicable Conversion Rate on such day and (B) the Closing Sale Price of the Common Stock on such day.

(iii) “Cash Settlement Averaging Period” with respect to any Security being converted means the 20 consecutive Trading-Day period beginning on and including the second Trading Day after a notice of conversion in respect of such

Security is delivered to the Conversion Agent, except that with respect to any notice of conversion received after the date of issuance of a notice of redemption pursuant to Section 3.03, the “Cash Settlement Averaging Period” means the 20 consecutive Trading Days beginning on and including the day which is the twenty-third scheduled Trading Day prior to the applicable redemption date.

(c) The Company will deliver the Settlement Amount on the third Business Day immediately following the last day of the Cash Settlement Averaging Period in respect of converted Securities.

(d) No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion. Any fractional interest in a share of Common Stock resulting from conversion will be paid in cash based on the average of the Closing Sale Prices on each day during the relevant Cash Settlement Averaging Period. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Cash Settlement Averaging Period shall be aggregated with fractional shares for all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom shall be issued, and any remaining fractional shares shall be paid in cash.

(e) Except as provided in Section 9.02(c), delivery of the Settlement Amount and cash in lieu of fractional shares will be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest thereon. Any accrued interest payable on a converted Security will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Base Conversion Price to account for accrued and unpaid interest.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Section 6.01 or 11.02;

(3) to reflect the addition or release of any Subsidiary Guarantor, as provided for by this Indenture;

(4) to comply with any requirements of the SEC in order to maintain the qualification of this Indenture under the TIA; or

(5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect; or

(6) to make provisions with respect to the conversion right of the Holders pursuant to the requirements in this Indenture.

Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.02. With Consent of Holders. Except as provided below in this Section 10.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority of the principal amount of the outstanding Securities.

For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, the Depository or such other depository institution hereinafter appointed by the Company by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such entity.

Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel described in Section 10.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority of the principal amount of the outstanding Securities may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

(1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

(2) reduce the rate or change the time for payment of interest, including default interest, on the Securities;

(3) reduce the principal amount of any Security or change the Maturity Date of the Securities;

(4) reduce the redemption price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

(5) modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Fundamental Change pursuant to Section 3.09, or to repurchase the Securities at the option of the Holders pursuant to Section 3.08;

(6) adversely affect the conversion rights provided in Article Nine;

(7) waive a Default or Event of Default in the payment of any amount or shares of Common Stock (or other property) with respect to the Securities due in connection with any Security;

(8) make any Security payable in money other than that stated in the Security;

(9) impair the right to institute suit for the enforcement of the payment of any amount or shares of Common Stock (or other property) with respect to any Security pursuant to Sections 7.07 or 7.08, except as limited by Section 7.06; or

(10) make any change in Section 7.04 or Section 7.07 or in this sentence of this Section 10.02.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06. Trustee Protected. The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be provided with, and (subject to Article Eight) shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture and all conditions precedent to the execution of such amendment, supplement or waiver have been met. The Company may not sign an amendment or supplement until the Boards of Directors of the Company and the Subsidiary Guarantors approve it.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01. Unconditional Guarantee. Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees, as principal obligor and not only as surety (such guarantee to be referred to herein as the “Guarantee”), to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.05.

Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the

Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 11.02. Subsidiary Guarantors May Consolidate, etc., on Certain Terms. (a) Subject to paragraph (b) of this Section 11.02, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Securities pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee and (ii) immediately after such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 11.02, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. This Section 11.02(a) will not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

(b) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, in any case by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee.

SECTION 11.03. Addition of Subsidiary Guarantors. (a) The Company agrees to cause each domestic Subsidiary that shall become a Subsidiary after the Issue Date and that guarantees any other Indebtedness of the Company or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount to execute and deliver a supplemental indenture pursuant to which such Subsidiary shall guarantee the payment of the Securities pursuant to the terms hereof within 180 days after the later of (i) the date that Subsidiary becomes a domestic Subsidiary and (ii) the date that Subsidiary guarantees such other Indebtedness; provided that no guarantee shall be required if the Subsidiary merges into the Company or an existing Subsidiary Guarantor and the surviving entity remains a Subsidiary Guarantor.

(b) Any Person that was not a Subsidiary Guarantor on the Issue Date may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers’ Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 11.04. Release of a Subsidiary Guarantor. Upon (i) the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets), (ii) the cessation by a Subsidiary Guarantor to guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor other than a De Minimis Guaranteed Amount or (iii) the discharge of this Indenture pursuant to Article Thirteen, in each case which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 11.02, such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or such Subsidiary Guarantor. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and, in the case of the release of a Subsidiary Guarantor pursuant to clause (i) of the first sentence of this Section 11.04, an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.05. Limitation of Subsidiary Guarantor’s Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.06, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This Section 11.05 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to Credit Facilities shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Guarantee.

SECTION 11.06. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to the Guarantee.

SECTION 11.07. [Intentionally Omitted.]

SECTION 11.08. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls. Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c) upon an indenture qualified under the TIA, the imposed duties shall control under this Indenture.

SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Company or any Subsidiary Guarantor:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Treasurer

Fax: (405) 879-9572

If to the Trustee:

The Bank of New York Trust Company, N.A.

2 N. LaSalle Street

Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

Fax: (312) 827-8542

The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, or a day on which banks and trust companies in the City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 12.08. Governing Law. THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE SECURITIES.

SECTION 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others. All liability described in Paragraph 18 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

SECTION 12.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 12.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 12.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE THIRTEEN

DISCHARGE OF INDENTURE

SECTION 13.01. Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable and the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, cash and shares of Common Stock or other property (as applicable under the terms of this Indenture) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the

Company, then this Indenture shall, subject to Section 8.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

SECTION 13.02. Repayment to the Company. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or shares of Common Stock or other property held by them for the payment of any amount with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or shares of Common Stock or other property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such money or shares of Common Stock or other property for that period commencing after the return thereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHESAPEAKE OPERATING, INC.

DIAMOND Y ENTERPRISE, INCORPORATED

GENE D. YOST & SON, INC.

BLUESTEM GAS SERVICES, L.L.C.

CARMEN ACQUISITION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE LAND COMPANY, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHK HOLDINGS, L.L.C.

GOTHIC PRODUCTION, L.L.C.

HODGES TRUCKING COMPANY, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

TEXAS MIDSTREAM GAS SERVICES, L.L.C.

By:
Name:
Title:

NOMAC DRILLING, L.L.C.

By	Chesapeake Operating, Inc., its Sole Manager

By:
Name:
Title:

HAWG HAULING & DISPOSAL, LLC

By	Diamond Y Enterprise, Incorporated, its Sole Member

By:
Name:
Title:

CHESAPEAKE LOUISIANA, L.P.

By	Chesapeake Operating, Inc., its General Partner

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

APPENDIX

PROVISIONS RELATING TO THE SECURITIES

1.	Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Underwriters” means (1) with respect to the Securities issued on the Issue Date, [                        ] and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Underwriting Agreement.

“Securities” means (1) $[            ] aggregate principal amount of [    ]% Contingent Convertible Senior Notes due 2038 issued on the Issue Date and (2) Additional Securities, if any, issued in one or more transactions.

“Underwriting Agreement” means (1) with respect to the Securities issued on the Issue Date, the Underwriting Agreement dated May [    ], 2008, among the Company, the Subsidiary Guarantors and the Underwriters and (2) with respect to each issuance of Additional Securities, the underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Security”	2.1(a)

2.	The Securities.

2.1 (a) Form and Dating. The Securities shall be issued initially in the form of one or more permanent global Securities (each, a “Global Security”) in definitive, fully registered form without interest coupons with the global securities legend set forth in

Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Certificated Securities. Except as provided in Section 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $[            ] [    ]% Contingent Convertible Senior Notes due 2038 and (2) from time to time after the Issue Date, any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased, converted or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased, converted or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(c) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06 of the Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(d) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) at any time the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1

to

APPENDIX

[FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER’S “COMPARABLE YIELD” FOR U.S. FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 5.09 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR U.S. FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT PAYMENT REGULATIONS”), AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK, IF ANY, RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE ISSUER’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE ISSUER’S DETERMINATION OF THE COMPARABLE YIELD IS [    ]% PER

ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE ISSUER, IS ATTACHED TO THE INDENTURE AS SCHEDULE B. YOU MAY OBTAIN THE ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO CHESAPEAKE ENERGY CORPORATION, INVESTOR RELATIONS, 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118.

Certificate No. $	CUSIP NO. ISIN NO.

[    ]% Contingent Convertible Senior Note due 2038

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of                      Dollars on December 15, 2038.

Interest Payment Dates: June 15 and December 15 (commencing December 15, 20081)

Record Dates: June 1 and December 1

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CHESAPEAKE ENERGY CORPORATION,

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE, CERTIFIES THAT THIS IS ONE OF THE SECURITIES REFERRED TO IN THE INDENTURE.

by
Authorized Signatory

[1]	Or such later date as is appropriate in the case of Additional Securities.

[REVERSE SIDE OF SECURITY]

[    ]% Contingent Convertible Senior Note due 2038

1.	Interest

Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of [    ]% per annum. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May [    ], 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Contingent interest, if any, will accrue for any six-month interest period under the circumstances set forth below, commencing with the six-month interest period ending June 14, 2019, and shall be payable to Holders of this Security on the applicable interest payment date to the person is whose name this Security is registered on the corresponding record date. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2008.

Subject to the terms and conditions of the Indenture, beginning with the six-month interest period ending June 14, 2019, the Company will pay Contingent Interest to the Holders of Securities for any six-month interest period from and including an interest payment date to but excluding the next interest payment date, if the average Trading Price of the Securities for each of the five Trading Days ending on the third day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Securities, which shall be determined as set forth in the Indenture. For any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.50% per annum of the average Trading Price for $1,000 principal amount of Securities during the five Trading-Day measuring period ending on the third day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid. By the first Business Day of a six-month interest period for which Contingent Interest will be paid, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or a similarly broad public medium that is customary for such press releases stating that Contingent Interest will be paid on the Securities and identifying such six-month interest period as the six-month interest period for which such Contingent Interest will be paid. All references in this Security to interest shall include any applicable additional interest and Contingent Interest unless otherwise stated.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Registrar, Paying Agent and Conversion Agent

Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Registrar, Paying Agent and Conversion Agent. The Company may appoint and change any Registrar, Paying Agent and Conversion Agent or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Registrar, Paying Agent and Conversion Agent or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of May [    ], 2008 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.

5.	Optional Redemption

No sinking fund is provided for the Securities. Beginning on December 15, 2018, and during the periods thereafter to maturity, the Securities are redeemable, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest up to but not including the date of redemption; provided that if the redemption date is between the close of business on a record date and the opening of business on the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Any redemption pursuant to this paragraph 5 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.	Notice of Redemption

Notice of redemption will be mailed to the Holder’s registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or, if the Securities are listed on any securities exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange, the Securities to be redeemed in multiples of $1,000; provided, however, that no Securities with a principal amount of $1,000 or less will be redeemed in part. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

7.	Repurchase at Option of the Holder on Specified Dates; Repurchase at Option of the Holder Upon a Fundamental Change

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 15, 2018, 2023, 2028 and 2033, all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security, together with accrued but unpaid interest thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Repurchase Date until the close of business on the third Business Day prior to the Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided that accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for cash at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon, up to but not including the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is between the close of business on a record date and the opening of business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York time, on the Business Day immediately following the Repurchase Date or the Fundamental Change Repurchase Date, interest shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and interest upon surrender of such Security.

8.	Conversion

Subject to the occurrence of certain events as set forth in the Indenture and in compliance with the terms and conditions of the Indenture, prior to the Maturity Date, the Holder has the right, at its option, to convert each $1,000 principal amount, or any integral multiple thereof, of the Securities into cash and, if applicable, shares of Common Stock as described in the Indenture. The Base Conversion Price shall as of the date of the Indenture initially be $[            ] per share of Common Stock, and the Base Conversion Rate shall, as of the date of the Indenture, initially be approximately [            ] shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment from time to time as provided in the Indenture. To convert a Security, the Holder must deliver this Security (if certificated) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Conversion Agent, together with any funds required pursuant to the Indenture, and, unless any shares that may be issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. The Company will notify the Holder of any event triggering the right to convert the Securities as specified above in accordance with the Indenture. If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depository.

If the Company reclassifies its outstanding shares of Common Stock, is a party to a consolidation or merger, or sells or disposes to another Person all or substantially all of the assets of the Company, the right to convert a Security into cash and shares of Common Stock will be changed into a right to convert it into cash and the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with and subject to the terms and conditions of the Indenture.

In addition, following certain transactions described in the Indenture (subject to the requirements of Section 9.05(b) of the Indenture) that occur on or prior to May 15, 2018, that constitute a Fundamental Change, a Holder who elects to convert its Securities in connection with such transaction will be entitled to receive Additional Shares upon conversion. In certain circumstances involving a Public Acquirer Change in Control, the Company may elect, in lieu of issuing Additional Shares, to provide for the conversion of the Securities into shares of Acquirer Common Stock as set forth in Section 9.05(c) of the Indenture.

If a Securities are converted after the close of business on the record date and prior to the opening of business on the next interest payment date, the Securities must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Securities or portion thereof then converted; provided that no such payment shall be required if such Securities have been called for redemption on a redemption date within the period between close of business on such record date and the opening of business on such interest payment date, or if such Securities are surrendered for conversion on the interest payment date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for conversion.

A Security in respect of which a Holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

9.	Restrictive Covenants

The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person, all subject to certain limitations described in the Indenture.

10.	Ranking and Guarantees

The Securities are general senior unsecured obligations of the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

11.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

12.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

13.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.	Amendment, Supplement, Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

15.	Successor Corporation

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

16.	Defaults and Remedies

Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

17.	Trustee Dealings with Company and Subsidiary Guarantors

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

19.	Authentication

This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

20.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

21.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE SECURITIES.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF CONVERSION NOTICE

To:	Chesapeake Energy Corporation

The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 principal amount or a multiple thereof) below designated, into cash and, if applicable, shares of common stock of Chesapeake Energy Corporation (or other property), as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash, any shares of common stock and/or any other property that may be issuable and deliverable upon such conversion and Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares and/or any other property or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, if any, accompanies this Security.

Dated:

Signature(s)

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in for registration of shares of common stock, if any, to be issued, and Securities, if any, to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

Principal amount to be converted (if less than all): $

Social Security or Other Taxpayer Identification Number:

FORM OF REPURCHASE NOTICE

To:	Chesapeake Energy Corporation

The undersigned registered holder of this Security requests and instructs Chesapeake Energy Corporation (the “Company”) to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below under “Date of Requested Repurchase”, in accordance with the terms and conditions specified in paragraph 7 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not

repurchased if to be issued other than to and in

the name of the registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

Principal amount to be repurchased (if less than all): $

Date of Requested Repurchase: December 15, 20

(specify either December 15, 2018, 2023, 2028 or 2033)

Certificate number (if applicable):

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	Chesapeake Energy Corporation

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Chesapeake Energy Corporation. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not

repurchased if to be issued other than to and in

the name of the registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

Principal amount to be repurchased (if less than all): $

Fundamental Change Repurchase Date:

Certificate Number (if applicable):

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Securities Custodian

SCHEDULE A

ADDITIONAL SHARES TABLE

The following table sets forth the increase in the Applicable Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities.

[            ]

In no event will the Applicable Conversion Rate exceed [            ] per $1,000 principal amount of Notes, subject to adjustment. No adjustments will be made if share prices is above $[            ] or below $[            ].

SCHEDULE B

PROJECTED PAYMENT SCHEDULE

(per $1,000 principal amount)

Period	Period End date	Projected Payment Schedule